                                                                    Exhibit 3.13

                                                           809140

                                                           FILED
                                                  In the office of the
                                                  Secretary of State
                                              of the State of California
                                                     FEB 11 1977
                                              MARCH FUNG EU Secretary of State

                                               By: /s/ James E. Harris
                                                   -----------------------------
                                                               Deputy

                            ARTICLES OF INCORPORATION

                                       OF

                              SPEED MERCHANTS, INC.

            ONE: The name of this corporation is SPEED MERCHANTS, INC.

            TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

            THREE: The name and address in this state of the corporation's initial agent for service of process is ARTHUR C. SOARES, 345 Lincoln Avenue, San Jose, CA,

            FOUR: The total number of shares which the corporation is authorized to issue is one million (1,000,000).

            DATED: February 7, 1977


                                     /s/ Michael T. Morrissey
                                     -------------------------------------------
                                     MICHAEL T. MORRISSEY, incorporator

            I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.


                                     /s/ Michael T. Morrissey
                                     -------------------------------------------
                                     MICHAEL T. MORRISSEY

NA CHANGED TO: THE SPEED MERCHANT, INC.

                                                          A178699

                                     809140
                                                           FILED
                                         In the office of the Secretary of State
                                               of the State of California
                                                         JUN 14 1977
                                           MARCH FUNG EU, Secretary of State

                                               By: /s/ James E. Harris
                                                   -------------------------
                                                           Deputy

                            CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                              SPEED MERCHANTS, INC.

            ARTHUR C. SOARES and UFA M. SOARES certify:

            1. That they constitute all of the directors of SPEED MERCHANTS, INC., a California corporation.

            2. That at a meeting of the Board of Directors of said corporation, duly held at San Jose, California on May 12, 1977 the following resolution was adopted by all of the directors:

                  RESOLVED, that Article ONE of the Articles of Incorporation of this corporation be amended to read as follows:

                  "The name of this corporation is THE SPEED MERCHANT, INC."

            3. That no shares have been issued and there are no shares subscriptions outstanding.


                                    /s/ Arthur C. Soares
                                    --------------------------------------------
                                    ARTHUR C. SOARES, Director


                                    /s/ Ufa M. Soares
                                    --------------------------------------------
                                    UFA M. SOARES, Director

           Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.
Executed at San Jose, California, on May 31, 1977.

                                    /s/ Arthur C. Soares
                                    --------------------------------------------
                                    ARTHUR C. SOARES


                                    /s/ Ufa M. Soares
                                    --------------------------------------------
                                    UFA M. SOARES

                                                       A453447

                                                        FILED
                                       In the office of the Secretary of State
                                              of the State of California
                                                     OCT 31 1994

                                               /s/ Tony Miller
                                               -----------------------------
                                               Acting Secretary of State

                                   0809140 SUN

                               AGREEMENT OF MERGER
                                       OF
                            THE SPEED MERCHANT, INC.
                                       AND
                            ARTHUR ENTERPRISES, INC.

      THIS AGREEMENT OF MERGER ("Agreement") is entered into as of October 31, 1994, between The Speed Merchant, Inc., a California corporation (the "Surviving Corporation"), and Arthur Enterprises, Inc., a California corporation (the "Merging Corporation").

      1. Surviving Corporation is a California corporation organized on February 11, 1977 and has 12,000 shares of its capital stock outstanding.

      2. Merging Corporation is a California corporation organized on February 6, 1992 and has 10,000 shares of its capital stock outstanding, of which 5,100 shares are owned by Surviving Corporation.

      3. Merging Corporation shall be merged into Surviving Corporation.

      4. Upon such merger, each outstanding share of Merging Corporation, other than shares held by Surviving Corporation, shall be converted into .432244 shares of the capital stock of Surviving Corporation. Upon issuance, the total of such shares will comprise 16% of the then outstanding and issued capital stock of the Surviving Corporation. Upon such merger, shares of Merging Corporation held by Surviving Corporation shall be cancelled.

      5. Upon such merger, the outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

      6. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Agreement.

      7. The Articles of Incorporation of the Surviving Corporation are not affected by the merger.

      8. The conversion of shares as provided by this Agreement shall occur automatically upon the effective date without action by the holders thereof. Each holder of such shares thereupon shall surrender his share certificate(s) to the Secretary of Surviving Corporation and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which his shares shall have been converted as provided above.

      9. Upon such merger, the separate existence of Merging Corporation ceases and Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merging Corporation and shall be subject to all the debts and liabilities thereof in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon the property of Merging Corporation shall be limited to the property affected thereby immediately prior to the time the merger is effective.

      10. The Agreement may be terminated and the proposed merger abandoned at any time prior to the effective date of the merger, whether before or after approval of this Agreement by the Board of Directors or shareholders of either corporation, by either corporation if in the opinion of its Board of Directors the consummation of this Agreement and the merger are not, for any reason, in the best interests of such corporation and its shareholders.

      11. The effective date of the merger is October 31, 1994.

      IN WITNESS WHEREOF the parties have executed this Agreement of Merger at San Jose, Santa Clara County, California on October 28, 1994.


                                 THE SPEED MERCHANT, INC.


                                 By: /s/ Arthur Soares
                                     -------------------------------------------
                                     Arthur Soares
                                     President


                                 By: /s/ Liz Roberts
                                     -------------------------------------------
                                     Liz Roberts
                                     Secretary

                                    ARTHUR ENTERPRISES, INC.


                                 By: /s/ Ray Barney
                                     -------------------------------------------
                                     Ray Barney
                                     President


                                 By: /s/ Liz Roberts
                                     -------------------------------------------
                                     Liz Roberts
                                     Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER
                                       BY
                            THE SPEED MERCHANT, INC.

      Arthur Soares and Liz Roberts certify that:

      1. They are the President and Secretary, respectively, of The Speed Merchant, Inc., a California corporation.

      2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the shareholders of the corporation.

      3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation, which equaled or exceeded the vote required.

      4. There is only one class of shares of the corporation and the number of shares outstanding is l2,000.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

      Executed at San Jose, Santa Clara County, California on October 28, 1994.

                                    /s/ Arthur Soares
                                    --------------------------------------------
                                    Arthur Soares
                                    President


                                    /s/ Liz Roberts
                                    --------------------------------------------
                                    Liz Roberts
                                    Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER
                                       BY
                            ARTHUR ENTERPRISES, INC.

      Ray Barney and Liz Roberts certify that:

      1. They are the President and Secretary, respectively, of Arthur Enterprises, Inc., a California corporation.

      2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the shareholders of the corporation.

      3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation, which equaled or exceeded the vote required.

      4. There is only one class of shares of the corporation and the number of shares outstanding is l0,000.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

      Executed at San Jose, Santa Clara County, California on October 28, 1994.


                                    /s/ Ray Barney
                                    --------------------------------------------
                                    Ray Barney
                                    President


                                    /s/ Liz Roberts
                                    --------------------------------------------
                                    Liz Roberts
                                    Secretary